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                                                                  Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Registration Statement on Form S-4 (File No. 333-53953) of our report dated May 27, 1998, on our audits of the financial statements of Vital Integration Solutions, Inc. We also consent to the reference to our firm under the caption "Experts."

PricewaterhouseCoopers LLP
Denver, Colorado
October 14, 1998